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                                                                    EXHIBIT 99.2

                              GLACIER BANCORP, INC.
                            2005 STOCK INCENTIVE PLAN

                         ------------------------------
                          STOCK OPTION AWARD AGREEMENT
                         ------------------------------

                                 AWARD NO. _____

         You (the "Participant") are hereby awarded the following stock option (the "Option") to purchase Shares of Glacier Bancorp, Inc. (the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (the "Award Agreement") and in the Glacier Bancorp, Inc. 2005 Employee Incentive Plan (the "Plan"), which is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, before exercising this Option.

         By executing this Award Agreement, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the "Board") of Glacier Bancorp, Inc. (the "Company") or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award Agreement.

1. VARIABLE TERMS. This Option shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

      Name of Participant:                  ___________________________________

      Type of Stock Option:                 [ ]  Incentive Stock Option (ISO)(1)

                                            [ ]  Non-Incentive Stock Option(2)

      Number of Shares subject to Option:   ___________________________________

      Option Exercise Price per Share:      ___________________________________

      Grant Date:                           ___________________________________

      Expiration Date:                      [ ]  ____ years after Grant Date

                                            [ ]  10 years after Grant Date

-----------------
(1) If an ISO is awarded to a person owning more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary, then the term of the Option cannot exceed 5 years and the exercise price must be at least 110% of the Fair Market Value (100% for any other employee who is receiving ISO awards).

(2) The exercise price of a non-ISO must be at least 50% of the Fair Market
Value.

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Stock Option Award Agreement
Glacier Bancorp, Inc.
2005 Stock Incentive Plan
Page 2

      Vesting Schedule:  (Establishes the Participant's rights to exercise this
                         Option with respect to the Number of Shares stated above.)

                    [ ]  ___% on Grant Date.

                    [ ]  ___% on each of the first __(#) annual
                         (_quarterly/__monthly) anniversary dates of the Participant's Continuous Service after the Grant Date.

2. TERM OF OPTION. The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.

3. MANNER OF EXERCISE. The Option shall be exercised in the manner set forth in the Plan. The amount of Shares for which the Option may be exercised is cumulative; that is, if you fail to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

4. SPECIAL ISO PROVISIONS. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

5. LONG-TERM CONSIDERATION FOR AWARD. The Participant recognizes and agrees that the Company's key consideration in granting this Option is securing the long-term commitment of the Participant to serve as a [INCLUDE JOB TITLE OR DESCRIPTION OF THE PARTICIPANT] who will advance and promote the Company's business interests and objectives. Accordingly, the Participant agrees to the following as a material and indivisible part of the consideration associated with this Award:

            (a) Fiduciary Duty. During his or her employment with the Company the Participant shall devote his or her full energies, abilities, attention and business time to the performance of his or her job responsibilities and shall not engage in any activity which conflicts or interferes with, or in any way compromises, his or her performance of such responsibilities.

            (b) Confidential Information. The Participant recognizes that by virtue of his or her employment with the Company, he or she will be granted otherwise prohibited access to confidential information and proprietary data which are not known, and not readily accessible to the Company's competitors. This information (the "Confidential Information") includes, but is not limited to, current and prospective customers; the identity of key contacts at such customers; customers' particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Company and its customers and prospective customers. The Participant recognizes that this Confidential Information constitutes a valuable property of the Company, developed over a significant period of time and at substantial expense.

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Stock Option Award Agreement
Glacier Bancorp, Inc.
2005 Stock Incentive Plan
Page 3

Accordingly, the Participant agrees that he or she shall not, at any time during or after his or her employment with the Company, divulge such Confidential Information or make use of it for his or her own purposes or the purposes of any person or entity other than the Company.

            (c) Non-Solicitation of Customers. The Participant recognizes that by virtue of his or her employment with the Company he or she will be introduced to and involved in the solicitation and servicing of existing customers of the Company and new customers obtained by the Company during his or her employment. The Participant understands and agrees that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Company. The Participant further agrees that during his or her employment with the Company the Participant will not engage in any conduct which could in any way jeopardize or disturb any of the Company's customer relationships. The Participant also recognizes the Company's legitimate interest in protecting, for a reasonable period of time after his or her employment with the Company, the Company's customers. Accordingly, the Participant agrees that, for a period beginning on the date hereof and ending one (1) year after termination of Participant's employment with the Company, regardless of the reason for such termination, the Participant shall not, directly or indirectly, without the prior written consent of the Chairman of the Company, market, offer, sell or otherwise furnish any products or services similar to, or otherwise competitive with, those offered by the Company to any customer of the Company.

            (d) Non-Solicitation of Employees. The Participant recognizes the substantial expenditure of time and effort which the Company devotes to the recruitment, hiring, orientation, training and retention of its employees. Accordingly, the Participant agrees that, for a period beginning on the date hereof and ending two (2) years after termination of Participant's employment with the Company, regardless of the reason for such termination, the Participant shall not, directly or indirectly, for himself or herself or on behalf of any other person or entity, solicit, offer employment to, hire or otherwise retain the services of any employee of the Company.

            (e) Survival of Commitments; Potential Recapture of Award and Proceeds. The Participant acknowledges and agrees that the terms and conditions of this Section 5 regarding confidentiality and non-solicitation shall survive both (i) the termination of Participant's employment with the Company for any reason, and (ii) the termination of the Plan, for any reason. The Participant acknowledges and agrees that the grant of Options in this Award Agreement is just and adequate consideration for the survival of the restrictions set forth herein, and that the Company may pursue any or all of the following remedies if the Participant either violates the terms of this Section or succeeds for any reason in invalidating any part of it (it being understood that the invalidity of any term hereof would result in a failure of consideration for the Award):

            (i) declaration that the Award is null and void and of no further force or effect;

            (ii) recapture of any cash paid or Shares issued to the Participant, or any designee or beneficiary of the Participant, pursuant to the Award;

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Stock Option Award Agreement
Glacier Bancorp, Inc.
2005 Stock Incentive Plan
Page 4

            (iii) recapture of the proceeds, plus reasonable interest, with respect to any Shares that are both issued pursuant to this Award and sold or otherwise disposed of by the Participant, or any designee or beneficiary of the Participant.

The remedies provided above are not intended to be exclusive, and the Company may seek such other remedies as are provided by law, including equitable relief.

            (f) Acknowledgement. The Participant acknowledges and agrees that his or her adherence to the foregoing requirements will not prevent him or her from engaging in his or her chosen occupation and earning a satisfactory livelihood following the termination of his or her employment with the Company.

6. TERMINATION OF CONTINUOUS SERVICE. If your Continuous Service with the Company is terminated for any reason, this Option shall terminate on the date on which you cease to have any right to exercise the Option pursuant to the terms and conditions set forth in Section 6 of the Plan.

7. OCCURRENCE OF A CHANGE IN CORPORATE CONTROL. Notwithstanding Section 13(c) of the Plan, if this Option is assumed or substituted by a Successor Corporation in a Change in Control, and your employment is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then your right to exercise this Option shall not become fully vested and exercisable unless the Committee provides you with written notice that the Committee has decided, in its sole and absolute discretion, to accelerate such vesting.

8. DESIGNATION OF BENEFICIARY. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Option awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

9. NOTICES. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

10. BINDING EFFECT. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

11. MODIFICATIONS. This Award Agreement may be modified or amended at any time, provided that you must consent in writing to any modification that adversely alters or impairs any rights or obligations under this Option.

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Stock Option Award Agreement
Glacier Bancorp, Inc.
2005 Stock Incentive Plan
Page 5

12. HEADINGS. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

13. SEVERABILITY. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

14. GOVERNING LAW. The laws of the State of Montana shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

15. COUNTERPARTS. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16. PLAN GOVERNS. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

17. RESTRICTIONS ON TRANSFER. This Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee. Notwithstanding the foregoing, the Participant may transfer this Option (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible gift recipient, as such is set forth in subsection (ii) of this Section 17, or (ii) by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of the Participant (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of the following relatives of the Participant): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. Any transferee of the Participant's rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

18. TAXES. By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes.

                            < Signature Page Follows >

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Stock Option Award Agreement
Glacier Bancorp, Inc.
2005 Stock Incentive Plan
Page 6

      BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                 GLACIER BANCORP, INC.

                                 By: ____________________________________
                                     Name:
                                     Title:

                                 PARTICIPANT

                                 The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

                                 By: ____________________________________

                                     Name of Participant: _________________

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                              GLACIER BANCORP, INC.
                            2005 STOCK INCENTIVE PLAN

                                    EXHIBIT A

                                  PLAN DOCUMENT

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                              GLACIER BANCORP, INC.
                            2005 STOCK INCENTIVE PLAN

                                    EXHIBIT B

                                 PLAN PROSPECTUS

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                              GLACIER BANCORP, INC.
                            2005 STOCK INCENTIVE PLAN

                                    EXHIBIT C

                           DESIGNATION OF BENEFICIARY

            In connection with the STOCK OPTION AWARD AGREEMENT (the "Award Agreement") entered into on _______________, 200_ between Glacier Bancorp, Inc. (the "Company") and _______________, an individual residing at _______________ (the "Participant"), you hereby designate the person specified below as the beneficiary of the Participant's interest in a stock option to purchase Shares (as defined in the 2005 Stock Incentive Plan) of the Company awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Participant.

               Name of Beneficiary:     _______________________

               Address:                 _______________________

                                        _______________________

                                        _______________________

               Social Security No.:     _______________________

            You understand that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by you, including by delivery to the Company of a written designation of beneficiary executed by you on a later date.

                                             Date: _____________________

                                               By: _______________________
                                                   [Participant Name]

Sworn to before me this

____ day of ____________, 200_

____________________________
Notary Public

County of __________________

State of ___________________